                                                                    Exhibit 99.1


                                 NCO GROUP, INC.
                        Consolidating Statement of Income
                                   (Unaudited)
                             (Amounts in thousands)

                                                                         For the Three Months Ended June 30, 2003
                                                     -------------------------------------------------------------------------------
                                                                                                 Intercompany
                                                      NCO Group            NCO Portfolio         Eliminations          Consolidated
                                                      ---------            -------------         ------------          -------------
Revenue                                               $ 182,600              $ 18,086             $ (12,112)            $ 188,574

Operating costs and expenses:
      Payroll and related expenses                       87,767                   563                     -                88,330
      Selling, general and administrative expenses       69,448                13,382               (12,112)               70,718
      Depreciation and amortization expense               7,934                   105                     -                 8,039
                                                      ---------              --------             ---------             ---------
                                                        165,149                14,050               (12,112)              167,087
                                                      ---------              --------             ---------             ---------
                                                         17,451                 4,036                     -                21,487

Other income (expense):
      Interest and investment income                        442                   496                  (149)                  789
      Interest expense                                   (3,157)               (2,788)                   83                (5,862)
      Other income                                          726                     -                     -                   726
                                                      ---------              --------             ---------             ---------
                                                         (1,989)               (2,292)                  (66)               (4,347)
                                                      ---------              --------             ---------             ---------
Income before income tax expense                         15,462                 1,744                   (66)               17,140

Income tax expense                                        5,875                   629                     -                 6,504
                                                      ---------              --------             ---------             ---------

Income from operations before minority interest           9,587                 1,115                   (66)               10,636

Minority interest (1)                                         -                   (66)                 (293)                 (359)
                                                      ---------              --------             ---------             ---------

Net income                                            $   9,587              $  1,049             $    (359)            $  10,277
                                                      =========              ========             =========             =========

(1) NCO Group owns 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.

                                 NCO GROUP, INC.
                        Consolidating Statement of Income
                                   (Unaudited)
                             (Amounts in thousands)

                                                                         For the Six Months Ended June 30, 2003
                                                     -------------------------------------------------------------------------------
                                                                                                 Intercompany
                                                      NCO Group            NCO Portfolio         Eliminations          Consolidated
                                                      ---------            -------------         ------------          -------------
Revenue                                               $ 365,715              $ 36,318             $ (24,442)            $ 377,591

Operating costs and expenses:
      Payroll and related expenses                      175,585                 1,043                     -               176,628
      Selling, general and administrative expenses      137,615                26,503               (24,442)              139,676
      Depreciation and amortization expense              15,682                   213                     -                15,895
                                                      ---------              --------             ---------             ---------
                                                        328,882                27,759               (24,442)              332,199
                                                      ---------              --------             ---------             ---------
                                                         36,833                 8,559                     -                45,392

Other income (expense):
      Interest and investment income                        947                   990                  (312)                1,625
      Interest expense                                   (6,416)               (5,441)                  176               (11,681)
      Other income                                          726                     -                     -                   726
                                                      ---------              --------             ---------             ---------
                                                         (4,743)               (4,451)                 (136)               (9,330)
                                                      ---------              --------             ---------             ---------
Income before income tax expense                         32,090                 4,108                  (136)               36,062

Income tax expense                                       12,194                 1,489                     -                13,683
                                                      ---------              --------             ---------             ---------

Income from operations before minority interest          19,896                 2,619                  (136)               22,379

Minority interest (1)                                         -                  (136)                 (774)                 (910)
                                                      ---------              --------             ---------             ---------

Net income                                            $  19,896              $  2,483             $    (910)            $  21,469
                                                      =========              ========             =========             =========

(1) NCO Group owns 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.